Exhibit 99.1

             iMergent Announces Record Fourth Quarter and
                 Full-year 2004 Revenues and Profits

    OREM, Utah--(BUSINESS WIRE)--Sept. 8, 2004--iMergent, Inc.,
(AMEX:IIG)

    --  Fourth Quarter Revenue Increases 82% and Year-end Revenue
        Increases 74%

    -- EBT per Diluted Share Triples to $0.30 for Quarter and Up 80% to $0.79 for Fiscal 2004

    iMergent, Inc., (AMEX:IIG) a leading provider of eCommerce and software for small businesses and entrepreneurs, announced today its results for the fiscal fourth quarter and year-ended June 30, 2004.
    Total revenue for the fiscal fourth quarter ended June 30, 2004 rose to $25.0 million from $13.7 million in the same quarter of 2003. The 82 percent revenue growth is attributable to the increasing number of training workshops conducted by the company and other marketing initiatives, including the significant rise in international business. In the fourth quarter of 2004, the company hosted 37 international workshops, which generated approximately $4.9 million in revenue. In the fourth quarter of 2003, the company did not conduct any international workshops.
    Operating expenses for the quarter were $16.0 million compared to $9.8 million in 2003. The increase is directly attributable to the significantly higher sales. As a percent of sales operating expenses decreased 6.9 percent to 64.1 percent of sales compared with 71.0 percent in the fourth quarter of 2003, reflecting improving operating leverage and tight expense controls.
    Earnings before income taxes (EBT) for the fiscal fourth quarter ended June 30, 2004 more than tripled to $3.7 million from $1.2 million in the same quarter of 2003. EBT per diluted share also tripled to $0.30 for the fourth quarter 2004 from $0.10 for the fourth quarter of 2003. Net income for the fiscal fourth quarter increased to $2.5 million, or $0.20 per diluted share, compared to net income of $1.6 million, or $0.14 per diluted share, for the comparable quarter of the prior fiscal year.
    Revenue for the year-ended June 30, 2004 grew to $81.0 million compared to $46.5 million for the same period last year, representing a 74 percent increase. EBT for the year-ended June 30, 2004 rose to $9.6 million from $5.0 million in the prior year, an increase of 91 percent. EBT per diluted share was $0.79 for the year, an 80 percent increase over $0.44 for the prior year. As a result of its strong earnings history, during the year iMergent recognized a $12.3 million non-cash income tax benefit based on the reversal of the valuation allowance against its deferred tax asset, which consists mainly of net operating losses carried forward (NOL) from prior periods and largely reduces future tax burdens on cash. At June 30, 2004, the total deferred tax asset was $13.1 million. As a result, net income for the year-ended June 30, 2004 including the income tax benefit increased to $21.9 million, or $1.80 per diluted share, compared to $5.0 million, or $0.44 per diluted share, in the prior year.

    Highlights

    -- Began trading on the American Stock Exchange (AMEX) on August 16th under the ticker "IIG," which will be celebrated when iMergent's management team opens the stock exchange on September 14th.

    -- Increased the number of StoresOnline(TM) workshops held to 164 during the quarter and 544 during the year. The company conducted 37 international workshops during the quarter and 58 during the year.

    -- Expanded customer support services to include chat and email 24-hours a day, 7-days a week.

    -- Added UPS OnLine(R) Tools to the StoresOnline(TM) platform enabling merchants to reduce operating costs, increase shipping efficiencies and improve customer service - for no additional charge to the merchants. To use UPS OnLine Tools merchants simply need to open a standard UPS shipping account and activate their websites.

    -- Extended international sales by visiting the United Kingdom for the first time and returning to Australia, Canada, and New Zealand.

    -- In August, announced a new two-year, $5 million line of credit with Bank One. The new line of credit replaces its previous credit facility and will provide accessible working capital to support the company's growth initiatives. The agreement allows iMergent to borrow up to $5 million at LIBOR plus 2 percent.

    Don Danks, chairman and chief executive officer, stated, "iMergent's management team is extremely pleased with our record financial growth, as well as our recent listing on the AMEX. We believe listing gives us another avenue to reach out globally to institutional investors who wish to participate in our growth. We look forward to utilizing AMEX's tremendous resources to help maximize shareholder value and increase the visibility of iMergent's future achievements, as we strive to be the pre-eminent supplier of e-commerce solutions to entrepreneurs and small business."
    Brandon Lewis, president and chief operating officer, said, "During fiscal 2004, our record revenue and earnings prove we have successfully executed our strategic plan to grow the business and increase operating leverage. We have increased our sales team and its reach, while maintaining the same corporate infrastructure. Consequently, we were able to launch and then expand our international marketing while raising our overall seminar profitability. In addition, we adopted UPS Online Tools and began a marketing partnership with MIT Financial. Following on the success of these mutually beneficial relationships, we are working to develop additional distribution channels and significant marketing partnerships. In addition, we have established a number of new programs to capture even more opportunities in our large and growing market."
    Robert Lewis, chief financial officer, added, "We are implementing programs to further raise sales productivity, leverage existing infrastructure, reduce our bad debt expense and increase recurring revenue. In addition to expanding our marketing resources, we continue to augment our customer service and add affiliate programs. We expect these initiatives to increase the number of activated merchant websites, to further raise the value that every merchant brings to our company and to further improve our financial performance."

    Conference Call

    Management will hold a conference call to discuss these results on Wednesday, September 8, 2004 at 4:30 p.m. ET; 1:30 p.m. PT. The conference call will be broadcast live over the Internet and available for replay for 90 days following the call at the company's website, www.imergentinc.com. If you do not have Internet access, the telephone dial-in number is 800-639-0297 for domestic and 706-634-7417 for international participants. Please dial in five to ten minutes prior to the call. A telephone replay will be available through September 10, 2004; dial 706-645-9291, and enter code 9167823.

    About iMergent

    iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet. Headquartered in Orem, Utah the company sells its proprietary StoresOnline software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting, marketing and mentoring products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

    iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

    Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company's continued ability to increase revenue; continue to increase earnings; continue to expand and the continued success of business internationally; the ability to increase sales teams; continue to increase the number of workshops; continue to decrease bad debt expense; continue to maintain/increase training events; the effect of trading on the American Stock Exchange; the effect of the increased customer service support and the ability to provide necessary customer service; benefits being realized from the UPS relationship, MIT, as well as other strategic partnerships; the ability to expand the scope of business and capture additional opportunities; the ability to raise sales productivity; the ability to increase activate merchant web sites; the continued ability to use loans to increase liquidity and capital resources; benefits being realized from the Bank One line of credit; the Company's ability to attract and retain key management and other personnel. For a more detailed discussion of factors that affect iMergent's operating results, please refer to its SEC reports including its most recent Form 10-K and Form 10-Q. The Company undertakes no obligation to update this forward-looking information.




                IMERGENT, INC. AND SUBSIDIARIES
     Condensed Consolidated Statements of Earnings for the

                      Three Months Ended        Twelve Month Ended
                   ------------------------- -------------------------
                     June 30,     June 30,     June 30,     June 30,
                       2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
                   (unaudited)  (unaudited)

Revenue            $24,966,966  $13,737,480  $81,027,517  $46,470,678
Cost of revenue      5,779,498    2,801,015   18,746,270    9,784,368
Cost of revenue -
 related party               -      277,737            -    1,118,002
                   ------------ ------------ ------------ ------------
  Total cost of
   revenue           5,779,498    3,078,752   18,746,270   10,902,370
                   ------------ ------------ ------------ ------------
  Gross profit      19,187,468   10,658,728   62,281,247   35,568,308

Operating expenses
 Research and
  development          102,177            -      358,391            -
 Selling and
  marketing          6,409,675    3,530,039   20,964,701   11,632,209
 Selling and
  marketing -
  related party              -      172,126            -      349,680
 General and
  administrative     2,741,248    1,615,480    8,855,459    5,081,353
 Bad debt expense    6,761,365    4,439,677   24,144,800   14,255,877
                   ------------ ------------ ------------ ------------
  Total operating
   expenses         16,014,465    9,757,322   54,323,351   31,319,119
                   ------------ ------------ ------------ ------------

Earnings from
 operations          3,173,003      901,406    7,957,896    4,249,189

Other income
 (expense)
 Other income
  (expense), net       (89,969)       9,366      (40,035)      12,358
 Interest income       615,358      263,723    1,725,776      813,136
 Interest expense      (23,073)     (11,128)     (43,359)     (40,611)
                   ------------ ------------ ------------ ------------
  Total other
   income              502,316      261,961    1,642,382      784,883

                   ------------ ------------ ------------ ------------
Earnings before
 income taxes        3,675,319    1,163,367    9,600,278    5,034,072

Income tax benefit
 (provision)        (1,222,210)     450,275   12,292,871            -

                   ------------ ------------ ------------ ------------
Net earnings        $2,453,109   $1,613,642  $21,893,149   $5,034,072
                   ============ ============ ============ ============

Basic earnings per
 share:
     Basic               $0.21        $0.15        $1.93        $0.46
     Diluted             $0.20        $0.14        $1.80        $0.44

Weighted average
 shares
 outstanding:
    Basic           11,493,258   11,043,340   11,329,699   11,019,094
    Diluted         12,398,913   11,943,142   12,180,714   11,552,621




          Earnings Before Income Taxes Per Share Calculation

                         Three Months Ended      Twelve Months Ended
                       ----------------------- -----------------------
                        June 30,    June 30,    June 30,    June 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
                       (unaudited) (unaudited)

Earnings before income
 taxes (EBT)           $3,675,319  $1,163,367  $9,600,278  $5,034,072

Basic EBT per share:
     Basic                  $0.32       $0.11       $0.85       $0.46
     Diluted                $0.30       $0.10       $0.79       $0.44

Weighted average shares
 outstanding:
    Basic              11,493,258  11,043,340  11,329,699  11,019,094
    Diluted            12,398,913  11,943,142  12,180,714  11,552,621



                    IMERGENT, INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets



                                                June 30,     June 30,
                                                  2004         2003
                                             ------------ ------------

Assets

Current assets
--------------
Cash                                          $4,956,512   $2,319,618
Trade receivables, net of allowance
 for doubtful accounts of $5,784,113 at
 June 30, 2004 and $4,471,667 at June 30,
 2003                                         12,427,366    5,161,010
Inventories                                       71,416       34,194
Prepaid expenses                               1,145,632      737,983
Deferred tax asset - current                   3,714,732            -
Credit card reserves                             596,556      770,011
                                             ------------ ------------
   Total current assets                       22,912,214    9,022,816

Property and equipment, net                      524,427      200,174
Goodwill, net                                    455,177      455,177
Trade receivables, net of allowance for
 doubtful accounts of $3,167,216 at
 June 30, 2004 and $2,131,593 at June 30,
 2003                                          6,515,102    2,254,969
Deferred tax asset                             9,406,523            -
Other assets, net of allowance for doubtful
 accounts of $0 at June 30, 2004 and $100,783
 at June 30, 2003                                612,632      103,460
                                             ------------ ------------
    Total Assets                             $40,426,075  $12,036,596
                                             ============ ============

Liabilities and Stockholders' Equity

Current liabilities
-------------------
Accounts payable                              $2,849,632   $1,413,112
Accounts payable - related party                       -      114,925
Accrued expenses and other current
 liabilities                                   3,367,799    1,166,648
Income taxes payable                             873,235            -
Deferred revenue                                 562,076      653,463
Line of credit                                 1,377,715            -
Current portion of capital lease obligations      56,682       26,536
Current portion of notes payable                       -      121,206
                                             ------------ ------------
  Total current liabilities                    9,087,139    3,495,890

Capital lease obligations, net of current
 portion                                         201,053        1,802
Notes payable, net of current portion            400,000      435,857
                                             ------------ ------------
  Total liabilities                            9,688,192    3,933,549
                                             ------------ ------------

Commitments and contingencies                          -            -

Stockholders' equity
--------------------
Capital stock, par value $.001 per share
  Preferred stock - authorized 5,000,000
  shares; none issued
  Common stock - authorized 100,000,000
   shares; issued and outstanding 11,536,258
   and 11,062,290 shares, at June 30, 2004
   and June 30, 2003, respectively                11,537       11,063
  Additional paid-in capital                  73,330,600   72,605,749
  Deferred compensation                           (6,112)     (22,474)
  Accumulated other comprehensive loss            (4,902)      (4,902)
  Accumulated deficit                        (42,593,240) (64,486,389)
                                             ------------ ------------
    Total stockholders' equity                30,737,883    8,103,047
                                             ------------ ------------

Total liabilities and stockholders' equity   $40,426,075  $12,036,596
                                             ============ ============



    CONTACT: iMergent, Inc.
             Don Danks, 801-431-4695 (Chairman and CEO) investor_relations@imergentinc.com or
             Lippert/Heilshorn & Associates
             Chris Bunn & Kirsten Chapman, 415-433-3777
             (Investor Relations)
             Chris@lhai-sf.com